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                                                                    EXHIBIT 99.2



P                     ENHANCE FINANCIAL SERVICES GROUP INC.
               SPECIAL MEETING OF SHAREHOLDERS -FEBRUARY 27, 2001
R
                                      PROXY
O
            THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
X    ENHANCE FINANCIAL SERVICES GROUP INC. ("ENHANCE GROUP").

Y           The undersigned hereby appoints Daniel Gross and Samuel Bergman, and each of them, with or without the other, as proxies with full power of substitution, to represent and vote on behalf of the undersigned all of the shares of Enhance Group common stock, par value $.10 per share, which the undersigned is entitled to vote at the Special Meeting of Shareholders of Enhance Group to be held at The Cornell Club, 6 East 44th Street, New York, New York 10017, on February 27, 2001 at 10:30 a.m., local time, and at any adjournment or adjournments thereof, hereby revoking all proxies heretofore given with respect to such shares, upon the following proposals more fully described in the notice of and proxy statement for the meeting (receipt of which is hereby acknowledged).

            THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL NO. 1. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.



                                                               _______________
                                                                 SEE REVERSE
                                                                     SIDE
                                                               _______________
     ___________________________________________________________________________
                              FOLD AND DETACH HERE

     [X]      PLEASE MARK YOUR
              VOTE AS IN THIS
              EXAMPLE.

                    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL NO. 1.

                                                                FOR    AGAINST   ABSTAIN
1.       Approval of proposal to adopt the merger               [ ]      [ ]       [ ]
         agreement, dated November 13, 2000, among
         Radian Group Inc., GOLD Acquisition
         Corporation and Enhance Financial Services
         Group Inc. and authorize the transactions

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         contemplated by the merger agreement, including
         the merger of Enhance Financial Services Group
         Inc. with GOLD Acquisition Corporation.

2. In their discretion to vote on such other matters as may properly come before the meeting.


I will be attending the meeting.         [  ]


I will not be attending the meeting.     [  ]


PLEASE SIGN, DATE, AND RETURN THIS PROXY CARD
         PROMPTLY USING THE ENCLOSED ENVELOPE.




SIGNATURE(S) _________________________ DATE ___________________, 2001

Please sign exactly as names appears above. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized persons.